Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Visteon Corporation (“Successor”) at December 31, 2010 and for the three-months ended December 31, 2010 and of our report dated March 9, 2011 relating to the consolidated financial statements and financial statement schedule of Visteon Corporation (“Predecessor”) at December 31, 2009 and for the nine-months ended October 1, 2010 and for each of the two years ended December 31, 2009, which appear in Visteon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
March 10, 2011